Exhibit (a)(1)(E)

Offer to Purchase for Cash

Up to 285,000 Shares of Class A Common Stock

of

Capital Properties, Inc.

at

$22.00 Net Per Share

Pursuant to the Offer to Purchase

Dated May 2, 2005

by

Mercury Real Estate Advisors LLC

Mercury Special Situations Fund LP

Mercury Special Situations Offshore Fund, Ltd.

THE OFFER, ANY WITHDRAWAL RIGHTS THAT YOU MAY HAVE AND THE PRORATION PERIOD (AS DESCRIBED IN THE OFFER TO PURCHASE) WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME ON MONDAY, JUNE 13, 2005, UNLESS THE OFFER IS EXTENDED.

May 2, 2005

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated May 2, 2005 and the related Letter of Transmittal (which, together with amendments or supplements thereto, collectively constitute the “Offer”) relating to the offer by Mercury Real Estate Advisors LLC, a Delaware limited liability company, Mercury Special Situations Fund LP, a Delaware limited partnership, and Mercury Special Situations Offshore Fund, Ltd., a British Virgin Islands company (together, the “Purchaser”), to purchase up to 285,000 shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of Capital Properties, Inc., a Rhode Island corporation (“CPI” or the “Subject Company”), at a purchase price of $22.00 per Share, net to seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR OUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The purchase price offer by the Purchaser is $22.00 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer to Purchase.

2.	The Offer is being made for up to 285,000 Shares of Class A Common Stock.

3.	THE OFFER, ANY WITHDRAWAL RIGHTS THAT YOU MAY HAVE AND THE PRORATION PERIOD EXPIRE AT 12:00 MIDNIGHT, EASTERN STANDARD TIME, ON MONDAY, JUNE 13, 2005 (THE “EXPIRATION DATE”), UNLESS THE OFFER IS EXTENDED BY THE PURCHASER, IN WHICH EVENT THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST TIME AT WHICH THE OFFER, AS SO EXTENDED BY THE PURCHASER, WILL EXPIRE.

4.	Tendering shareholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or D.F. King & Co., Inc., which is acting as the Information Agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer. However, U.S. federal income tax backup withholding (currently 28%) may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

Your instructions to us should be forwarded promptly to permit us to submit a tender on your behalf on or prior to the Expiration Date.

If you wish to have us tender any of or all the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR PRIOR TO THE EXPIRATION DATE.

Payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by The Bank of New York (the “Depositary”) of (a) Share certificates (or a timely Book-Entry Confirmation) (as defined in the Offer to Purchase), (b) a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantees (or, in the case of a book-entry transfer effected pursuant to the procedures set forth in Section 3 of the Offer to Purchase, an Agent’s Message (as defined in the Offer to Purchase) in lieu of a Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when share certificates or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may, in its discretion, take such action as it deems necessary to make the Offer in any jurisdiction and extend the Offer to holders of such Shares in such jurisdiction.

INSTRUCTIONS WITH RESPECT TO THE

OFFER TO PURCHASE FOR CASH

Up to 285,000 Shares of Class A Common Stock

of

Capital Properties, Inc.

at $22.00 Net Per Share

by

Mercury Real Estate Advisors LLC

Mercury Special Situations Fund LP

Mercury Special Situations Offshore Fund, Ltd.

The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase dated May 2, 2005 (the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of Class A Common Stock, par value $0.01 per share (the “Shares”), of Capital Properties, Inc., a Rhode Island corporation (“CPI” or the “Subject Company”).

This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.

ACCOUNT NUMBER: NUMBER OF SHARES OF Class A Common Stock SHARES TO BE TENDERED:(1) SHARES Dated: , 2005	SIGN HERE (Signature(s)) Please Type or Print Names(s) Please Type or Print Address(es) Area Code and Telephone Number Tax Identification Number or Social Security Number

(1)	Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING YOUR ACCOUNT.

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